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                                                                 EXHIBIT 23.3

                CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

  As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to (a) the use of our reserve report entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Properties in Louisiana and Texas, Effective December 31, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 7.8569" dated March 12, 1998 and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 31, 1998 and (b) to the incorporation by reference of this Form 10-K for the year ending December 31, 1997 in the Registration Statements on Form S-8 (Nos. 33-84256, 33-84258, 33-88196, 333-07255, 33-89282, 333-27525, 333-46129 and 333-48585), Form S-3
(Nos. 333-04027 and 333-12533) and on Form S-4 (No. 333-48735).

                                  /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.
                                  ---------------------------------------------
                                  WILLIAMSON PETROLEUM CONSULTANTS, INC.

Houston, Texas
March 31, 1998